Exhibit 99.1
News Release
FIS Reports Second Quarter 2018 Results

•	Company raises full-year EPS guidance, based on strength of operating performance

•	Diluted EPS increased 52.4 percent to $0.64; Adjusted EPS increased 18.3 percent to $1.23

•	Returned $305 million to shareholders; $200 million in share repurchases and $105 million in dividends

JACKSONVILLE Fla., July 31, 2018 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported second quarter 2018 results. All financial results, calculations and year over year comparisons reflect the adoption of Accounting Standards Codification 606 (ASC 606) on a full retrospective basis. The comparability of the Company’s second quarter results is impacted by the divestitures of its consulting businesses in 2017 and its Kingstar business in China in 2018.

GAAP revenue decreased 6.7 percent to $2,106 million from $2,258 million in the prior year quarter. Operating income decreased to $353 million from $370 million in the prior year quarter, while operating income margin expanded 30 basis points to 16.7 percent. Net earnings attributable to common stockholders was $212 million for the quarter, or $0.64 per diluted share, compared to $0.42 per diluted share in the prior year quarter, an increase of 52.4 percent.

For the second quarter, organic revenue increased 0.8 percent. Adjusted EBITDA increased to $757 million for the quarter, from $751 million in the prior year quarter, while adjusted EBITDA margin expanded 260 basis points to 35.9 percent. Adjusted net earnings attributable to common stockholders was $408 million for the quarter, or $1.23 per diluted share, compared to $1.04 per diluted share in the prior year quarter, an increase of 18.3 percent.

“We are very pleased with our results for the first half of the year,” said Gary Norcross, FIS chairman, president and chief executive officer. “Our strong operating performance, along with continued sales strength and second-half pipeline, is allowing us to increase our full-year earnings per share guidance for a second quarter in a row.”

Segment Information

The Company’s second quarter segment results are impacted by the divestitures of its consulting businesses in Global Financial Solutions (GFS) and Integrated Financial Solutions (IFS) in 2017 and its Kingstar business in China in GFS in 2018.

•	IFS:

GAAP revenue increased 3.4 percent to $1,124 million from $1,087 million in the prior year quarter. Organic revenue increased 4.3 percent. Adjusted EBITDA increased to $492 million from $466 million in the prior year quarter, and adjusted EBITDA margin was 43.8 percent, representing expansion of 90 basis points.

•	GFS:

GAAP revenue decreased 17.2 percent to $899 million from $1,086 million in the prior year quarter. Organic revenue decreased 3.0 percent. Adjusted EBITDA decreased to $314 million from $339 million in the prior year quarter, and adjusted EBITDA margin was 34.9 percent, representing expansion of 370 basis points.

•	Corporate / Other:

GAAP revenue decreased 2.0 percent to $83 million compared to $85 million in the prior year quarter. Organic revenue decreased 3.0 percent. Adjusted EBITDA loss was $49 million and is inclusive of $62 million of corporate expenses.

Balance Sheet and Cash Flows

As of June 30, 2018, cash and cash equivalents totaled $683 million and debt outstanding totaled $8,892 million with a weighted average interest rate of 3.5 percent. Second quarter net cash provided by operating activities was $469 million and free cash flow was $349 million.

The Company repurchased 2.1 million common shares at a total cost of approximately $200 million in the second quarter. Approximately $3,300 million remained under the existing share repurchase authorization as of June 30, 2018. The Company paid dividends of $105 million in the second quarter.

Full - Year 2018 Guidance Raised

2018 GAAP Guidance

•	Consolidated GAAP revenue decrease of 1.5 to 2.5 percent;
- IFS GAAP revenue increase of 2.5 to 3.5 percent, an increase from 1.5 to 2.5 percent; and
- GFS GAAP revenue decrease of 5.0 to 6.0 percent, previously 4.0 to 5.0 percent

•	Net earnings margin of approximately 13.0 percent, an increase from 11.5 to 13.0 percent

•	Diluted EPS of $3.08 to $3.39, an increase from $3.04 to $3.39

2018 Non-GAAP Guidance

•	Consolidated organic revenue increase of 2.5 to 3.5 percent;
- IFS organic revenue increase of 3.0 to 4.0 percent, an increase from 2.0 to 3.0 percent; and
- GFS organic revenue increase of 3.0 to 4.0 percent, previously 4.0 to 5.0 percent

•	Adjusted EBITDA margin of approximately 37.0 percent, an increase from 36.0 to 37.0 percent

•	Adjusted EPS of $5.18 to $5.34, an increase from $5.14 to $5.34

Webcast

FIS will sponsor a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EDT) Tues., July 31, 2018. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.
These non-GAAP measures include adjusted revenue, constant currency revenue, organic revenue increase/decrease, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net earnings (including per share amounts), adjusted cash flows from operations and free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’ core operating performance. The constant currency and organic revenue increase/decrease measures adjust for the effects of exchange rate fluctuations, while organic revenue increase/decrease also adjusts for acquisitions and divestitures, giving investors further insight into our core performance. Finally, the non-GAAP cash flow measures provide further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Adjusted revenue consists of revenue, increased to reverse the purchase accounting deferred revenue adjustment made upon the acquisition of SunGard. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP but was not recognized due to GAAP purchase accounting adjustments. The deferred revenue adjustment in purchase accounting was made entirely in the Corporate and Other segment; reported GAAP results for the IFS and GFS segments are not affected by this adjustment and, therefore, no adjusted revenue is presented for these segments.

Constant currency revenue represents (i) adjusted revenue, as defined above, in respect of the consolidated results and the corporate and other segment and (ii) reported revenue in respect of the IFS and GFS segments, in each case excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Organic revenue increase/decrease is constant currency revenue, as defined above, for the current period compared to an adjusted revenue base for the prior period, which is further adjusted to add pre-acquisition revenue of acquired businesses for a portion of the prior year matching the portion of the current year for which the business was owned, and subtract pre-divestiture revenue for divested businesses for the portion of the prior year matching the portion of the current year for which the business was not owned, for any acquisitions or divestitures by FIS.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA is EBITDA, as defined above, excluding certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA divided by adjusted revenue.

Adjusted net earnings excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of acquisition-related purchase accounting amortization and equity method investment earnings (loss), both of which are recurring.

Adjusted net earnings per diluted share, or Adjusted EPS, reflects adjusted net earnings from continuing operations divided by weighted average diluted shares outstanding.

Adjusted cash flows from operations reflect net cash provided by operating activities adjusted for the net change in settlement assets and obligations and exclude certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted cash flows from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS website, www.fisglobal.com.

About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, and outsourcing solutions. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 52,000 people worldwide and holds leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and currency fluctuations;

•
the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations may result in the corruption or loss of data or customer information, interruption of business operations, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•
competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed under “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
July 31, 2018

Exhibit A	Condensed Consolidated Statements of Earnings - Unaudited for the three and six months ended June 30, 2018 and 2017

Exhibit B	Condensed Consolidated Balance Sheets - Unaudited as of June 30, 2018 and December 31, 2017

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2018 and 2017

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and six months ended June 30, 2018 and 2017

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and six months ended June 30, 2018 and 2017

Exhibit F	Supplemental GAAP to Non-GAAP Reconciliations on Guidance - Unaudited for the year ended December 31, 2018

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

Exhibit A

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues	$2,106	$2,258	$4,172	$4,406
Cost of revenues	1,414	1,520	2,828	3,011
Gross profit	692	738	1,344	1,395
Selling, general and administrative expenses	339	368	697	779
Operating income	353	370	647	616
Other income (expense):
Interest expense, net	(73)	(91)	(144)	(183)
Other income (expense), net	(4)	4	(2)	60
Total other income (expense), net	(77)	(87)	(146)	(123)
Earnings before income taxes and equity method investment earnings (loss)	276	283	501	493
Provision (benefit) for income taxes	51	136	85	210
Equity method investment earnings (loss)	(7)	—	(8)	—
Net earnings	218	147	408	283
Net (earnings) loss attributable to noncontrolling interest	(6)	(8)	(14)	(14)
Net earnings attributable to FIS common stockholders	$212	$139	$394	$269

Net earnings per share-basic attributable to FIS common stockholders	$0.64	$0.42	$1.20	$0.82
Weighted average shares outstanding-basic	329	330	329	329
Net earnings per share-diluted attributable to FIS common stockholders	$0.64	$0.42	$1.18	$0.81
Weighted average shares outstanding-diluted	333	334	334	334

Amounts in table may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$683	$665
Settlement deposits	522	677
Trade receivables, net	1,408	1,624
Contract assets	109	108
Settlement receivables	279	291
Other receivables	199	70
Prepaid expenses and other current assets	294	253
Total current assets	3,494	3,688
Property and equipment, net	557	610
Goodwill	13,666	13,730
Intangible assets, net	3,524	3,885
Computer software, net	1,723	1,728
Deferred contract costs, net	412	354
Other noncurrent assets	492	531
Total assets	$23,868	$24,526

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$934	$1,241
Settlement payables	796	949
Deferred revenues	766	776
Current portion of long-term debt	38	1,045
Total current liabilities	2,534	4,011
Long-term debt, excluding current portion	8,854	7,718
Deferred income taxes	1,455	1,468
Deferred revenues	103	106
Other long-term liabilities	378	403
Total liabilities	13,324	13,706
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	4	4
Additional paid in capital	10,659	10,534
Retained earnings	4,291	4,109
Accumulated other comprehensive earnings (loss)	(403)	(332)
Treasury stock, at cost	(4,112)	(3,604)
Total FIS stockholders’ equity	10,439	10,711
Noncontrolling interest	105	109
Total equity	10,544	10,820
Total liabilities and equity	$23,868	$24,526

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Six months ended June 30,
	2018	2017
Cash flows from operating activities:
Net earnings	$408	$283
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	706	673
Amortization of debt issue costs	9	17
Gain on sale of businesses	(6)	(88)
Loss on extinguishment of debt	1	—
Stock-based compensation	45	61
Deferred income taxes	(24)	(130)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	189	(5)
Contract assets	(3)	51
Settlement activity	13	(19)
Prepaid expenses and other assets	(11)	(52)
Deferred contract costs	(119)	(64)
Deferred revenues	(2)	18
Accounts payable, accrued liabilities and other liabilities	(383)	(217)
Net cash provided by operating activities	823	528

Cash flows from investing activities:
Additions to property and equipment	(83)	(69)
Additions to computer software	(233)	(228)
Proceeds from sale of businesses	49	846
Other investing activities, net	(6)	(3)
Net cash provided by (used in) investing activities	(273)	546

Cash flows from financing activities:
Borrowings	5,703	3,698
Repayment of borrowings and capital lease obligations	(5,521)	(4,557)
Debt issuance costs	(24)	—
Proceeds from exercise of stock options	203	109
Treasury stock activity	(637)	(43)
Dividends paid	(211)	(192)
Other financing activities, net	(2)	(5)
Net cash provided by (used in) financing activities	(489)	(990)

Effect of foreign currency exchange rate changes on cash	(43)	19

Net increase (decrease) in cash and cash equivalents	18	103
Cash and cash equivalents, at beginning of period	665	683
Cash and cash equivalents, at end of period	$683	$786

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended June 30, 2018
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$1,124	$899	$83	$2,106
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	1	1
Adjusted revenue	$1,124	$899	$84	$2,107

	Six months ended June 30, 2018
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$2,185	$1,826	$161	$4,172
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	3	3
Adjusted revenue	2,185	1,826	164	4,175

	Three months ended June 30, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$1,087	$1,086	$85	$2,258
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	2	2
Adjusted revenue	1,087	1,086	87	2,260

	Six months ended June 30, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$2,124	$2,089	$193	$4,406
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	5	5
Adjusted revenue	2,124	2,089	198	4,411

(1)	See note (3) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE GROWTH — UNAUDITED
(In millions)

						Exhibit D (continued)

	Three months ended June 30,
	2018			2017
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue (1)	Adjustments (2)	Base	Growth
Integrated Financial Solutions	$1,124	$(1)	$1,123	$1,087	$(10)	$1,077	4.3%
Global Financial Solutions	899	1	900	1,086	(158)	928	(3.0)%
Corporate and Other	84	1	85	87	—	87	(3.0)%
Total	$2,107	$1	$2,108	$2,260	$(168)	$2,092	0.8%

	Six months ended June 30,
	2018			2017
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue (1)	Adjustments (2)	Base	Growth
Integrated Financial Solutions	$2,185	$(2)	$2,183	$2,124	$(20)	$2,104	3.7%
Global Financial Solutions	1,826	(19)	1,807	2,089	(301)	1,788	1.1%
Corporate and Other	164	—	164	198	(18)	180	(8.7)%
Total	$4,175	$(21)	$4,154	$4,411	$(339)	$4,072	2.0%

Amounts in table may not sum or calculate due to rounding.

(1)	See Note (3) to Exhibit E.

(2)
In year adjustments primarily include removing revenue from the Public Sector and Education ("PS&E") businesses, Capco consulting business and risk and compliance consulting business and Kingstar divestitures, as well as removing revenue from other businesses divested by FIS.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit D (continued)

	Three months ended	Six months ended
	June 30, 2018	June 30, 2018
Net cash provided by operating activities	$469	$823
Non-GAAP adjustments:
Acquisition, integration and severance payments (1)	34	61
Tax payments on divestitures (2)	—	19
Debt financing activities (3)	1	1
Settlement activity	(11)	(13)
Adjusted cash flows from operations	493	891
Capital expenditures	(144)	(316)
Free cash flow	$349	$575

	Three months ended	Six months ended
	June 30, 2017	June 30, 2017
Net cash provided by operating activities	$74	$528
Non-GAAP adjustments:
Acquisition, integration and severance payments (1)	46	62
Tax payments on divestitures (2)	312	312
Debt financing activities (3)	2	13
Settlement activity	(17)	19
Adjusted cash flows from operations	417	934
Capital expenditures	(142)	(297)
Free cash flow	$275	$637

Free cash flow reflects adjusted cash flows from operations less capital expenditures. Free cash flow does not represent our residual cash flows available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

(1)
Adjusted cash flows from operations and free cash flow for the three and six months ended June 30, 2018 and 2017 exclude cash payments for certain acquisition, integration and severance expenses, net of related tax impact. The related tax impact totaled $8 million and $36 million for the three months and $15 million and $45 million for the six months ended June 30, 2018 and 2017, respectively.

(2)
Adjusted cash flows from operations and free cash flow exclude tax payments made in 2018 related to the sale of Capco consulting business and risk and compliance consulting business recognized during 2017. Adjusted cash flows from operations and free cash flow for the three and six months ended June 30, 2017 exclude the second quarter tax payment related to the gain on the sale of PS&E and other divestitures, which were recognized during the first and second quarters of 2017.

(3)
Adjusted cash flows from operations and free cash flow for the three and six months ended June 30, 2018 exclude the $1 million one-time bond premium payment on the redemption of our senior notes due October 2018. Adjusted cash flows from operations and free cash flow for the three months ended June 30, 2017 exclude cash payments of $2 million, net of related tax impact of $2 million for certain financing activities. Adjusted cash flows from operations and free cash flow for the six months ended June 30, 2017 are also adjusted for the $11 million one-time bond premium payment, net of related tax impact of $7 million, on the redemption of our senior notes due March 2022.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions)

Exhibit E

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017

Net earnings attributable to FIS common stockholders	$212	$139	$394	$269
Provision (benefit) for income taxes	51	136	85	210
Interest expense, net	73	91	144	183
Other, net	17	4	24	(46)

Operating income, as reported	353	370	647	616
FIS depreciation and amortization, excluding purchase accounting amortization	169	160	338	312
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	185	180	368	360
Acquisition, integration and severance (2)	49	39	106	119
Acquisition deferred revenue adjustment (3)	1	2	3	5
Adjusted EBITDA	$757	$751	$1,462	$1,412

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions)

Exhibit E (continued)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017

Earnings before income taxes and equity method investment earnings (loss)	$276	$283	$501	$493
Provision (benefit) for income taxes	51	136	85	210
Equity method investment earnings (loss)	(7)	—	(8)	—
Net (earnings) loss attributable to noncontrolling interest	(6)	(8)	(14)	(14)
Net earnings attributable to FIS common stockholders	212	139	394	269
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	185	180	368	360
Acquisition, integration and severance (2)	49	39	106	119
Acquisition deferred revenue adjustment (3)	1	2	3	5
Loss (gain) on businesses and investments (4)	1	(3)	(2)	(88)
Debt financing activities (5)	1	4	1	29
Equity method investment earnings (loss) (6)	7	—	8	—
Provision for income taxes on non-GAAP adjustments	(48)	(13)	(106)	(71)
Total non-GAAP adjustments	196	209	378	354
Adjusted net earnings, net of tax	$408	$348	$772	$623

Net earnings per share - diluted attributable to FIS common stockholders	$0.64	$0.42	$1.18	$0.81
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	0.56	0.54	1.10	1.08
Acquisition, integration and severance (2)	0.15	0.12	0.32	0.36
Acquisition deferred revenue adjustment (3)	—	0.01	0.01	0.01
Loss (gain) on businesses and investments (4)	—	(0.01)	(0.01)	(0.26)
Debt financing activities (5)	—	0.01	—	0.09
Equity method investment earnings (loss) (6)	0.02	—	0.02	—
Provision for income taxes on non-GAAP adjustments	(0.14)	(0.04)	(0.32)	(0.21)
Adjusted net earnings per share - diluted attributable to FIS common stockholders	$1.23	$1.04	$2.31	$1.86

Weighted average shares outstanding-diluted	333	334	334	334

Amounts in table may not sum or calculate due to rounding.

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.
(4)See note (4) to Exhibit E.
(5)See note (5) to Exhibit E.
(6)See note (6) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions)

Exhibit E (continued)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliations for the three and six months ended June 30, 2018 and 2017.

The adjustments are as follows:

(1)
This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, trademarks and tradenames, and non-compete agreements.

(2)	This item represents certain costs and other transactions which management deems non-operational primarily related to integration and severance activity from the SunGard acquisition.

(3)
This item represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements.

(4)
This item represents the pre-tax gain on businesses and investments during the first and second quarters of 2018 and the pre-tax gain on the sale of PS&E businesses and other divestitures during the first quarter of 2017.

(5)
This item represents the write-off of certain previously capitalized debt issuance costs and the payment of a bond premium associated with the early redemption of our senior notes due October 2018 during June 2018. For 2017, this item represents the write-off of certain previously capitalized debt issuance costs and the payment of an $18 million bond premium associated with the early redemption of our senior notes due March 2022 during March 2017.

(6)
This item represents our equity method investment earnings or loss. This is predominantly due to our equity ownership interest in Cardinal Holdings, LP and represents our portion of non-cash earnings or loss for the period presented.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED
(In millions)

Exhibit F

	Year ended
	December 31, 2018
	Low	High

Consolidated GAAP revenue increase/(decrease)	(2.5)%	(1.5)%

Estimated adjustments (1)	5.0%	5.0%

Consolidated organic revenue increase/(decrease)	2.5%	3.5%

	Year ended
	December 31, 2018
	Low	High

IFS GAAP revenue increase/(decrease)	2.5%	3.5%

Estimated adjustments (1)	0.5%	0.5%

IFS organic revenue increase/(decrease)	3.0%	4.0%

	Year ended
	December 31, 2018
	Low	High

GFS GAAP revenue increase/(decrease)	(6.0)%	(5.0)%

Estimated adjustments (1)	9.0%	9.0%

GFS organic revenue increase/(decrease)	3.0%	4.0%

(1)
Estimated adjustments for the full-year 2017 needed to create a comparable base year for organic revenue increase/decrease include the addition of deferred revenue adjustments, and the subtraction of pre-divestiture revenue, in the applicable periods, associated with the divestitures of PS&E, Capco consulting business and risk and compliance consulting business, and Kingstar. Estimated adjustments for the full-year 2018 include the addition of deferred revenue adjustments and either the addition or subtraction of revenue associated with foreign currency translation. The effect of the foregoing estimated adjustments for 2018 are shown on a combined basis.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED
(In millions)

Exhibit F (continued)

	Year ended
	December 31, 2018
	Low	High

Net earnings per share - diluted attributable to FIS common stockholders	$3.08	$3.39

Estimated adjustments (1)	2.10	1.95

Adjusted net earnings per share - diluted attributable to FIS common stockholders	$5.18	$5.34

(1)
Estimated adjustments for the full year 2018 include purchase accounting amortization, acquisition, integration and severance, acquisition deferred revenue adjustments, equity method investment earnings (loss), debt financing activities and other items, net of tax impact.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED
(In millions)

Exhibit F (continued)

Year ended
December 31, 2018

Net earnings margin attributable to FIS common stockholders	13.0%

Estimated adjustments (1)	24.0%

Adjusted EBITDA margin	37.0%

(1)
Estimated adjustments for the full year 2018 include purchase accounting amortization, acquisition, integration and severance, acquisition deferred revenue adjustments, equity method investment earnings (loss), debt financing activities and other items.